      HOPKINSVILLE FEDERAL SAVINGS BANK               HOPFED BANCORP, INC.
          STOCK INFORMATION CENTER                      STOCK ORDER FORM
        2700 Fort Campbell Boulevard               EXPIRATION DATE for Stock
           Hopkinsville, KY 42240                   Order Forms:     , 1997
                502-881-4001                         4:00 p.m., Local Time

IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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 (1) NUMBER OF SHARES       SUBSCRIPTION PRICE      (2) TOTAL PAYMENT DUE

 [                  ]   X         $10.00         =  [                   ]

 The minimum number of shares that may be subscribed for is 25 shares. The maximum number is 25,000 shares and no person, together with associates of the persons acting in concert with such person, may purchase in the aggregate more than 50,000 shares of Common Stock, except for the Hopkinsville Federal Savings Bank Employee Stock Ownership Plan. The maximum purchase limit is subject to change.
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EMPLOYEE/OFFICER/DIRECTOR INFORMATION

(3) [_] Check here if you are a director, officer or employee of Hopkinsville Federal Savings Bank or a member of such person's immediate family.

METHOD OF PAYMENT/CHECK
         Check Amount
    ---------------------  Enclosed is a check or money order made
(4)  $                     payable to Hopkinsville Federal
    ---------------------  Savings Bank, in the amount of:

METHOD OF PAYMENT/WITHDRAWAL

(5) The undersigned authorizes withdrawal from the following account(s) at Hopkinsville Federal. If you would like to use an Individual Retirement Account maintained at Hopkinsville Federal, please contact the Stock Information Center
by         , 1997 for special instructions. There is no penalty for early withdrawal used for this payment.

            Account Number(s)           Withdrawal Amount(s)
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                                             $
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                                             $
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                                             $
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Total Withdrawal Amount                      $
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PURCHASER INFORMATION

(6) a.[_] Eligible Account Holder --Check here if you were a depositor of at least $50.00 at Hopkinsville Federal on March 31, 1996. Enter information below for all deposit accounts that you had at Hopkinsville Federal on March 31, 1996.

  Account Title (Names on Accounts)                 Account Number(s)
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b.[_]Supplemental Eligible Account Holder--Check here if you were a depositor of at least $50.00 at Hopkinsville Federal on June 30, 1997 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Hopkinsville Federal on June 30, 1997.

  Account Title (Names on Accounts)                 Account Number(s)
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c.[_]Other Member -- Check here if you held a deposit at Hopkinsville Federal as
of         , but are not an Eligible Account Holder or Supplemental Eligible
Account Holder or had a loan at Hopkinsville Federal on April 14, 1997 which
was still outstanding on        , 199 . Enter information below for all deposit
accounts that you had at Hopkinsville Federal on        , 1997.

  Account Title (Names on Accounts)                 Account Number(s)
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Enter information below for all loan accounts that you had at Hopkinsville
Federal on                     , .

  Account Title (Names on Accounts)                 Account Number(s)
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PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR
ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.

d.[_]Check here if you are a permanent resident of Calloway, Christian, Todd or Trigg Counties Kentucky.

(7)Stock Registration/Form of Stock Ownership
[_] Individual      [_] Joint Tenants     [_] Tenants in Common
[_] Uniform Gift to Minors Act [_] Fiduciary (i.e. trust, estate, etc.)
[_] Corporation or Partnership [_] Uniform Transfers to Minors Act
[_] Other _______________
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(8)Name(s) in which stock is to be registered (Please print clearly)

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Social Security # or Tax ID

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Name(s) continued

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Social Security # or Tax ID

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Street Address                        City             State        Zip Code

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(9)Telephone      Daytime                Evening               County of
Information       (   )                  (   )                 Residence
                 ---------------------  --------------------  ------------------

NASD AFFILIATION

(10)[_]Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ASSOCIATE--ACTING IN CONCERT

(11)[_]Check here, and complete in the space below, if you or any associates (as defined below) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

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        Name(s) listed on other                       Number of Shares
           Stock Order Forms                              Ordered
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"Associate" is defined as: (i) any corporation or organization (other than
Hopkinsville Federal, or a majority-owned subsidiary of Hopkinsville Federal) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include Hopkinsville Federal's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of Hopkinsville Federal or any subsidiaries thereof.

ACKNOWLEDGMENT

(12)To be effective, this fully completed Stock Order Form must be actually
received, no later than 4:00 p.m., Local Time, on    , 1997, unless extended;
otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to the office of Hopkinsville Federal or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion (the "Plan") described in the accompanying Prospectus. If the Plan is not approved by the voting members of Hopkinsville Federal Savings Bank at a Special
Meeting to be held on      , 1997, or any adjournment thereof, all orders will
be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Hopkinsville Federal, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the consent of Hopkinsville Federal, and if authorization to withdraw from deposit accounts at Hopkinsville Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

Applicable regulations prohibit any person from transferring or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another. The parties may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

The subscriber hereby acknowledges that the subscriber possesses sufficient knowledge and experience in business and financial matters, or competent professional advice concerning Hopkinsville Federal, to evaluate the risks of the prospective investment in the Common Stock. In this regard, the subscriber's approximate annual income is [check one] [_] under $25,000,
[_]  $25,000 to $50,000, [_]  $50,001 to $75,000, [_]  $75,001 to $125,000,
and the subscriber's approximate net worth is [_] under $50,000,[_] $50,000 to $100,000, [_] $100,001 to $250,000, [_] $250,001 to $500,000 or [_] over
$500,000.

PRIMARY INVESTMENT OBJECTIVE

[_] Income   [_] Tax-Free   [_] Long-term growth    [_] Short-term growth
[_] Speculative   [_] Other [_] Tax Bracket:_____________________________
[_] Date of Birth:    ______________________  [_] Occupation: _______________
[_] Employer and Address:  _______________________

I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED    , 1997

SIGNATURE             DATE   SIGNATURE             DATE   DATE REC'D _________
--------------------------   --------------------------   CATEGORY ___________
                                                          ORDER # __ BATCH ___
--------------------------   --------------------------   DEPOSIT ____________

A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS

                             HOPFED BANCORP, INC.
================================================================================

----------------------
STOCK OWNERSHIP GUIDE
----------------------

INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM GIFT TO MINORS ACT ("UGMA") AND (UNIFORM TRANSFERS TO MINORS ACT
("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Gift to Minors Act is "UGMA" and the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Kentucky Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, KY (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.

 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

 . A description of the document governing the fiduciary relationship, such as a living trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

 . The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

STOCK ORDER FORM INSTRUCTIONS
-----------------------------

ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, may purchase in their capacity as such in the Subscription or Community Offering more than 25,000 shares, or $250,000, of Common Stock. No person or entity, together with associates or persons acting in concert, may purchase more than 50,000 shares, or $500,000, of the Common Stock in the Conversion. HopFed Bancorp, Inc. and Hopkinsville Federal Savings Bank reserve the right to reject the subscription of any order received in the Community Offering, in whole or in part.

ITEM 3--
Please check this box to indicate whether you are a director, officer or employee of Hopkinsville Federal or a member of such person's immediate family.

ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person) or by check, or money order made payable to Hopkinsville Federal Savings Bank. Your funds will earn interest at the Bank's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check or money order.

ITEM 5--
If you pay for your stock by a withdrawal from a deposit account at Hopkinsville Federal, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.

ITEM 6--
Please check the appropriate box if you were;

(a) A depositor at Hopkinsville Federal on March 31, 1996 (the "Eligibility Record Date") with at least $50.00 on deposit.

(b) A depositor at Hopkinsville Federal on June 30, 1997 (the "Supplemental Eligibility Record Date") with at least $50.00 on deposit.

(c) A depositor on     , 1997 (the "Voting Record Date") or loan customer at
    Hopkinsville Federal on April 14, 1997.

(d) A permanent resident of Calloway, Christlan, Todd or Trigg Counties,
    Kentucky.

ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your HopFed Bancorp, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."

ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.

ITEM 11--
Please check this box if you or any associate (as defined on the front side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the front side of the Stock Order Form.

ITEM 12--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form directly to Hopkinsville Federal. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by Hopkinsville
Federal no later than 4:00 p.m., Local Time, on      , 1997 or it will become
void. Stock Order Forms and Certification Forms shall be deemed received only upon actual receipt at Hopkinsville Federal. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center at 502-881-4001. The Stock Information Center will be open between the hours of 9:00 a.m. and 4:00 p.m., Local Time, Monday through Friday.

      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                             FORM OF CERTIFICATION

  I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY HOPKINSVILLE FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

  If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director Ronald Karr at (312) 917-5000.

  I/We further certify that, before purchasing the common stock, par value $.01 per share, of HopFed Bancorp, Inc., the proposed holding company for
Hopkinsville Federal, I/we received a Prospectus dated       , 1997 (the
"Prospectus").

  The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:
                                                                    PAGE
   1. The Bank's Historically Low Net Interest Margins and Returns
   2. Anticipated Low Return on Equity Following Conversion
   3. Uncertainty as to Existence of Growth Opportunities
   4. Effect of Fort Campbell on Economy of the Bank's Market Area
   5. Potential Impact of Changes in Government Policies Concerning Tobacco Products
   6. Potential Effect of Changes in Interest Rates and Economic Conditions
   7. Certificate of Incorporation, Bylaw and Statutory Provisions That Could Discourage Hostile Acquisitions of Control
   8. Valuation Not Indicative of Future Price of Stock
   9. No Prior Public Market; Possible Stock Price Volatility
  10. Possible Income Tax Consequences of Distribution of Subscription Rights
  11. Possible Dilutive Effect of MRP and Stock Options
  12. Possible Impact on Voting Control of Purchases by Management

  13. Potential Cost of Stock Benefit Plans
  14. Potential Cost of Unfunded Portion of Pension Plan

Signature(s):
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        Date:
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Name(s) (Please Print):
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